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                                                                   EXHIBIT 5.1


                                [BCC LETTERHEAD]


July 27, 1998



Billing Concepts Corp.
7411 John Smith Drive, Suite 200
San Antonio, Texas  78229


Dear Sirs:

         As General Counsel to Billing Concepts Corp., a Delaware corporation formerly known as Billing Information Concepts Corp. (the "Company"), I am familiar with the Post-Effective Amendment Number 1 (the "Post-Effective Amendment") to the Registration Statement on Form S-3 (Registration No. 333-36785) (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about July 27, 1998, under the Securities Act of 1933, as amended, relating to an aggregate of 850,000 shares (the "Shares") of Common Stock, $.01 par value ("Common Stock"), of the Company to be sold by certain selling stockholders listed in the Registration Statement (the "Selling Stockholders"). The Shares have either been (i) issued pursuant to the terms of the Merger described in the Registration Statement, (ii) will be issued pursuant to the proper and valid exercise of certain warrants (the "Warrants") held by certain of the Selling Stockholders, each as described in the Registration Statement, or (iii) issued pursuant to the Common Stock dividend as described in the Post-Effective Amendment.

         In connection therewith, I have examined such corporate records, documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in my opinion the 850,000 shares of Common Stock to be sold by the Selling Stockholders have been duly and validly authorized, have been, or when issued in accordance with the terms of the Warrants will be, validly issued, fully paid and nonassessable.

         I consent to the filing of this opinion as an exhibit to the Post-Effective Amendment.

                                         Very truly yours,

                                         /s/ W. Audie Long

                                         W. Audie Long
                                         General Counsel